As filed with the Securities and Exchange Commission on August 8, 2006

                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              INVACARE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             Ohio                                         95-2680965
-----------------------------------          -----------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                One Invacare Way
                               Elyria, Ohio 44035
          (Address of Principal Executive Offices, including Zip Code)


                   INVACARE CORPORATION 2003 PERFORMANCE PLAN
                            (Full Title of the Plan)


                                                          Copy to:
                                                          -------
            Dale C. LaPorte                           Douglas A. Neary, Esq.
Senior Vice President - Business Development      Calfee, Halter & Griswold LLP
          and General Counsel                    1400 McDonald Investment Center
          Invacare Corporation                        800 Superior Avenue
           One Invacare Way                          Cleveland, Ohio 44114
          Elyria, Ohio 44035                            (216) 622-8200
           (440) 329-6000

(Name, address and telephone number,
 including area code, of agent for service)



                                          CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                                     Proposed
                                                                      Maximum       Proposed Maximum
                                                     Amount          Offering          Aggregate          Amount of
                                                     to be             Price            Offering         Registration
Title of Securities to be Registered             Registered (2)      Per Share           Price               Fee
----------------------------------------------- ----------------- ---------------- ------------------- ---------------

Common Shares, without par value (1)               1,800,000         21.05 (3)        $37,890,000 (3)     $4,054.23
----------------------------------------------- ----------------- ---------------- ------------------- ---------------

(1) One preferred share purchase right (a "Right") will also be issued with respect to each common share, without par value, of the registrant (the

     "Common Shares"). The terms of the Rights are described in the registrant's Registration Statement on Form 8-A, dated July 8, 2005, as the same may be amended or supplemented from time to time.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such additional Common Shares as may be issued or become issuable under the terms of the Invacare Corporation 2003 Performance Plan (the "Plan"), in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.

(3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Common Shares reported on the New York Stock Exchange on August 2, 2006.

                     STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 1,800,000 shares of the registrant's common shares, without par value (the "Common Shares"), to be issued under the Invacare Corporation 2003 Performance Plan, as amended (the "Plan"). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the registrant's Registration Statement on Form S-8 filed on October 17, 2003 (Commission File No. 333-109794) registering 2,000,000 Common Shares for issuance under the Plan, are hereby incorporated by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

     The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     1. The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

     2. The registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006;

     3. The registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006;

     4.   The registrant's Current Report on Form 8-K filed on April 4, 2006;

     5. The registrant's Current Report on Form 8-K filed on May 3, 2006 (under Items 1.01, 2.03 and 9.01);

     6.   The registrant's Current Report on Form 8-K filed on May 30, 2006;

     7. The description of the Common Shares contained in the registrant's Registration Statement on Form 8-A, dated October 22, 1986 (Reg. No. 0-12938) and any amendments and reports filed for the purpose of updating that description; and

     8. The description of the Rights contained in the registrant's Registration Statement on Form 8-A, dated July 8, 2005, and any amendments or reports filed for the purpose of updating that description;

other than the portions of such documents that, by statute or rule, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents, other than the portions of such documents that by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.       Exhibits.

     The exhibits listed on the accompanying Exhibit Index are incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elyria, State of Ohio, on this 8th day of August, 2006.


                                                   INVACARE CORPORATION

                                                By:/s/ A. Malachi Mixon, III
                                                   -----------------------------
                                                    A. Malachi Mixon, III
                                                    Chairman of the Board
                                                    and Chief Executive Officer
                                                   (Principal Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated as of August 8, 2006.

Signature                            Title
---------                            -----

/s/ A. Malachi Mixon, III
--------------------------
A. Malachi Mixon, III                Chairman of the Board
                                     and Chief Executive Officer
                                    (Principal Executive Officer)

/s/ Gregory C. Thompson
--------------------------
Gregory C. Thompson                  Senior Vice President
                                     and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

/s/ Gerald B. Blouch
--------------------------
Gerald B. Blouch                     Director

/s/ Joseph B. Richey, II
--------------------------
Joseph B. Richey, II                 Director


--------------------------
James C. Boland                      Director


--------------------------
Michael F. Delaney                   Director


--------------------------
C. Martin Harris, M.D.               Director

/s/ Bernadine P. Healy, M.D.
--------------------------
Bernadine P. Healy, M.D.             Director

/s/ John R. Kasich
--------------------------
John R. Kasich                       Director

/s/ Dan T. Moore, III
--------------------------
Dan T. Moore, III                    Director

/s/ William M. Weber
--------------------------
William M. Weber                     Director

                              INVACARE CORPORATION
                                  EXHIBIT INDEX

   Exhibit                           Exhibit
   Number                          Description
   ------                          -----------

     4.1 Amended and Restated Articles of Incorporation of the registrant, as last amended on February 2, 1996. (1)
     4.2  Code of Regulations of the Company, as amended on May 22, 1996. (2)
     4.3  Certificate   of  Amendment  to  Amended  and  Restated   Articles  of
          Incorporation, as amended on July 8, 2005. (3)
     4.4  Specimen Share Certificate for Common Shares. (4)
     4.5 Rights Agreement between the Company and National City Bank, dated as of July 8, 2005. (5)
     4.6  Invacare Corporation 2003 Performance Plan, as amended. (6)
     5.1  Opinion of Calfee, Halter & Griswold LLP. (x)
     23.1 Consent of Ernst & Young LLP. (x)
     23.2 Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1 of this Registration Statement).


------------------

     (1) Incorporated herein by reference to Exhibit 3(a) to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
     (2) Incorporated herein by reference to Exhibit 3(b) to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
     (3) Incorporated herein by reference to Exhibit 3.1 to the registrant's Current Report on Form 8-K, dated July 8, 2005.
     (4) Incorporated herein by reference to Exhibit 4(a) to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
     (5) Incorporated herein by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K, dated July 8, 2005.
     (6) Incorporated herein by reference to Appendix A of the registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 7, 2006.
     (x)  Filed herewith.

                                                                     Exhibit 5.1


                   [Calfee, Halter & Griswold LLP Letterhead]


                                 August 8, 2006


Invacare Corporation
One Invacare Way
Elyria, Ohio  44035

         Re:      Invacare Corporation 2003 Performance Plan (the "Plan")

     We are familiar with the proceedings taken and proposed to be taken by Invacare Corporation, an Ohio corporation (the "Company"), with respect to 1,800,000 common shares, without par value, of the Company (the "Shares"), to be offered and sold from time to time pursuant to the Plan. As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

     In this connection, we have examined such documents, records and matters of law as we have deemed necessary or advisable for purposes of the opinions expressed herein, and based thereon, we are of the opinion that the Shares are duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited solely to the state laws of the State of Ohio.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                   Very truly yours,


                                               /s/ CALFEE, HALTER & GRISWOLD LLP

                                                   CALFEE, HALTER & GRISWOLD LLP

                                                                    Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Invacare Corporation 2003 Performance Plan for the registration of 1,800,000 common shares of our reports dated March 8, 2006 with respect to the consolidated financial statements and schedule of Invacare Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2005, Invacare Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Invacare Corporation, filed with the Securities and Exchange Commission.





                                                            /s/ERNST & YOUNG LLP

Cleveland, Ohio
August 8, 2006